        As filed with the Securities and Exchange Commission on October 15, 1999
                                                  Registration No. 33-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                          --------------------------

                                 XIRCOM, INC.
              (Exact name of issuer as specified in its charter)

--------------------------------------------------------------------------------
         California                                        95-4221884

    (State of Incorporation)                   (IRS Employer Identification No.)

                          2300 Corporate Center Drive
                        Thousand Oaks, California 91320
                   (Address of Principal Executive Offices)
                             ____________________
           ENTREGA TECHNOLOGIES, INC. STOCK OPTION PLAN, AS AMENDED
                           (Full title of the plan)
                             ____________________
                              Steven F. DeGennaro
                            Chief Financial Officer
                                 XIRCOM, INC.
                          2300 Corporate Center Drive
                        Thousand Oaks, California 91320
                    (Name and address of agent for service)
                                (805) 376-9300
         (Telephone number, including area code, of agent for service)
                             ____________________
                                   Copy to:
                            Howard S. Zeprun, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                           Telephone: (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Securities    Amount to         Proposed Maximum             Proposed Maximum         Amount of
to be Registered     be Registered    Offering Price Per Share    Aggregate Offering Price  Registration Fee
============================================================================================================
Common Stock,
$0.001 par value
  Upon exercise of
  options under
  Entrega                76,914 shs.           $5.83(1)                  $448,408.62             $124.66
Technologies, Inc.
Stock Option Plan,
as amended

TOTAL.............                                                                               $124.66

___________________________
(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

================================================================================

                                 XIRCOM, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Annual Report on Form 10-K for the year ended September 30, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 filed pursuant to Section 13 of the Exchange Act.

     3. The Company's Current Report on Form 8-K filed with the SEC dated February 18, 1999, filed pursuant to Section 13 of the Exchange Act.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 11, 1992, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

     Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

     The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the liability of its directors for monetary damages and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 8.   Exhibits.
          --------

     Exhibit
     Number         Description
     -------        -----------

     4.1       Entrega Technologies, Inc. Stock Option Plan, as amended

     23.1      Consent of Ernst & Young LLP, Independent Auditors.

     25.1 Power of Attorney (included in signature pages to this registration statement).


Item 9.   Undertakings.
          ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act that registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Thousand Oaks, State of California, on October 12, 1999.

                                   XIRCOM, INC.

                                   By:  /s/ DIRK I. GATES
                                        ------------------------------
                                        Dirk I. Gates, Chairman, President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dirk I. Gates and Steven F. DeGennaro, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                               Title                            Date
/s/ DIRK I. GATES              President and Chief Executive Officer       October 12, 1999
----------------------------
(Dirk I. Gates)                and
                               Director (Principal Executive Officer)


/s/ STEVEN F. DEGENNARO        Vice President, Finance and Chief           October 12, 1999
----------------------------
(Steven F. DeGennaro)          Financial Officer
                               (Principal Accounting Officer)

/s/ MICHAEL F. G. ASHBY        Director                                    October 12, 1999
----------------------------
(Michael F. G. Ashby)

/s/ KENNETH J. BIBA            Director                                    October 12, 1999
----------------------------
(Kenneth J. Biba)

/s/ GARY J. BOWEN              Director                                    October 12, 1999
----------------------------
(Gary J. Bowen)

/s/ J. KIRK MATHEWS            Director                                    October 12, 1999
----------------------------
(J. Kirk Mathews)

/s/ CARL E. RUSSO              Director                                    October 12, 1999
----------------------------
(Carl E. Russo)

/s/ WILLIAM J. SCHROEDER       Director                                    October 12, 1999
----------------------------
(William J. Schroeder)

/s/ DELBERT W. YOCAM           Director                                    October 12, 1999
----------------------------
(Delbert W. Yocam)

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

--------------------------------------------------------------------------------

                                   EXHIBITS

--------------------------------------------------------------------------------


                      Registration Statement on Form S-8

                                 XIRCOM, INC.

                               INDEX TO EXHIBITS

                                                                      Sequentially
  Exhibit                                                               Numbered
  Number                        Description                               Page
   4.1      Entrega Technologies, Inc. Stock Option Plan, as amended

  23.1      Consent of Ernst & Young LLP, Independent Auditors

  25.1(1)   Power of Attorney (SEE II-5)



_______________________
EXHIBIT 4.     See page II-4
----------